UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

Cerberus Cyber Sentinel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 240

Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

(480) 389-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

We previously entered into an Underwriting Agreement, dated as of January 13, 2022 (the “Underwriting Agreement”), with Boustead Securities, LLC (“Boustead”) in connection with the public offering of shares of our common stock. On June 10, 2022, Boustead granted us a staged release (the “Release”) from the lock-up provisions (the “Lock-Up”) set forth in the Underwriting Agreement. The Release provides for an immediate release from the Lock-Up with respect to (a) a shelf registration statement on Form S-3 and a $100 million at-the-market offering of our common stock, (b) the adoption or amendment of any equity incentive plan or stock option plan of our company, any grants or issuances of securities thereunder, any issuances upon the exercise or conversion of securities thereunder, and the filing of any registration statements related thereto, and (c) any issuance of securities in connection with acquisitions made by our company. Further, the Release provides for a complete release from the Lock-Up effective upon the effective date of our shelf registration statement on Form S-3.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERBERUS CYBER SENTINEL CORPORATION

Date:	June 16, 2022	By:	/s/ Debra L. Smith
Debra L. Smith
Chief Financial Officer